EXHIBIT NO. 21.1

                           SUBSIDIARIES OF THE COMPANY

NAME  OF  SUBSIDIARY          STATE  OF  INCORPORATION


SpaceDev,  Inc.                     Oklahoma

Monoceros Acquisition Corp.*        Colorado

* On January 31, 2006, Monoceros Acquisition Corp. was renamed Starsys, Inc.